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                                                                    EXHIBIT 10.3

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Corixa Corporation
1124 Columbia Street
Suite 200
Seattle, Washington 98104, U.S.A.
Attention: Chairman

         Re:     Amendment of Collaboration Agreement between
                 Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation

Dear Sir:

         This Amendment Agreement sets forth our agreement that, as to the matters set forth herein in connection with the Collaboration Agreement (the "Agreement"), executed as of October 23, 1998 by and between Coulter Pharmaceutical, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business at 600 Gateway Boulevard, South San Francisco, California 94080-7014, U.S.A. which has been acquired by Corixa Corporation, a company incorporated under the laws of the State of Delaware, with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, Washington 98104, U.S.A. ("Coulter"), and SmithKline Beecham Corporation (a GlaxoSmithKline Company), a company incorporated under the laws of the Commonwealth of Pennsylvania, with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("SB"), as amended to date, the parties hereto agree as follows.

All terms not defined herein shall have the meanings ascribed to them in the Agreement.

         - Section 3.2.4(a) - The following sentence shall be added to the end of the paragraph:

                  " Notwithstanding Sections 3.2.1, 3.2.2, 3.2.3 or the above, lead party responsibility for phase IV clinical programs will be determined by the JDC and JCC. Such determination will take into consideration size, cost and data required by a proposed clinical trial."

         -    Section 6.7 - This Section shall be deleted in its entirety.

         - Sections 7.1.6(a) and 7.1.6(b)(i) - These Sections shall be deleted in their entirety and replaced with the following:.

                  "7.1.6(a) SALES EFFORTS. Coulter and SB shall each use COMMERCIALLY REASONABLE EFFORTS to CO-PROMOTE the PRODUCT in TERRITORY A pursuant to the terms and conditions hereof. The JCC will agree upon and monitor each Party's SALES EFFORT (as defined below) for each Co-Promotion Year during the TERM OF CO-PROMOTION. "Co-Promotion Year" shall mean, for the calendar year in which the Parties are first engaged in CO-PROMOTION, the portion of the calendar year remaining beginning upon the date of the FIRST COMMERCIAL SALE of the PRODUCT in TERRITORY A, and shall mean the relevant January 1 through December 31 calendar year, or pro rata portion thereof, for all subsequent calendar years during the TERM OF CO-PROMOTION. "SALES EFFORT" shall mean only those FTEs who receive a percentage of their

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performance bonus for their activities directly related to actual face-to-face interactions with members of the target audience in TERRITORY A, in accordance with the then current JOINT MARKETING PLAN, provided such interactions take place in an environment conducive to selling and are made by a Coulter or SB pharmaceutical sales representative, including SB's Oncology Account Managers including, but not limited to, SB's Oncology/Acute Care Account Managers and SB's Clinical Educators. For the avoidance of doubt, it is understood that each Party's district, regional, and national sales managers shall not be considered as part of any SALES EFFORT and, thus, shall be excluded from the calculation of the JOINT P&L outlined in Section 7.1.14.

                           (i)      Launch through and including December 31,
2004 - Notwithstanding the foregoing, the Parties agree that, as of the Effective Date, SB shall provide all of the SALES EFFORT for the promotion of PRODUCT from the date of the commercial launch of PRODUCT in the TERRITORY up through and including December 31, 2004. Such SALES EFFORT shall consist of SB providing [*] FTEs of SALES EFFORT in support of the promotion of PRODUCT. The SB personnel in support of such SALES EFFORT shall be responsible for detailing hospital-based decision-makers (e.g., the nuclear medicine department, hospital pharmacists, the oncology department and logistical teams at hospitals) radiopharmacies, office-based oncologists, nuclear medicine physicians, radiation oncologists at free standing clinics, and managed care decision-makers. Coulter may, at its sole discretion and expense, provide FTEs in the form of pharmaceutical sales representatives to support SALES EFFORT between launch and December 31, 2004, but such FTEs shall be excluded from the calculation of the JOINT P&L outlined in Section 7.1.14.

                           (ii)     January 1, 2005 and beyond - Commencing
January 1, 2005, each of SB and Coulter shall provide [*] FTEs; provided, that employees of Corixa shall qualify as Coulter FTEs for purposes of this Agreement, of SALES EFFORT for the Co-Promotion of PRODUCT. These FTEs will be included in the calculation of the JOINT P&L outlined in Section 7.1.14 effective January 1, 2005. The Coulter FTEs shall take the lead on detailing hospital-based decision-makers (e.g., the nuclear medicine department, hospital pharmacists, the oncology department and logistical teams at hospitals) and radiopharmacies, and the SB FTEs shall take the lead on detailing office-based oncologists, managed care decision-makers and hospital-based decision-makers in those hospitals not detailed by Coulter. It is further understood that the fact that the JCC decides that one Party's Sales Effort personnel takes the lead with respect to a particular target audience does not preclude the other Party's Sales Effort personnel from detailing such target audience or from otherwise providing input with respect to the lead Party's activities, provided that such is in accordance with the then current JOINT MARKETING PLAN.

                           (iii)    Changes to the date for the reduction in the
number of FTEs of SALES EFFORT to be provided by SB and initiation by Coulter of the provision of FTEs of SALES EFFORT that can be included in the calculation of the JOINT P&L outlined in Section 7.1.14, as well as the level of change in each such number, may be altered by approval of the JCC.

                           (iv)     Beginning upon the date of the FIRST
COMMERCIAL SALE of the PRODUCT in TERRITORY A:

                                    (a)      Non-sales field based resources
shall be provided by SB including SB's Payor Relations Managers and Regional Medical Scientists. Such personnel are not FTEs which support SALES EFFORT and shall not be charged to the JOINT P&L,

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[*] Confidential treatment requested.

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                                    (b)      Non-sales field based support shall
be provided by Coulter in the form of the Coulter Medical Science Liaisons. Such personnel are not FTEs which support SALES EFFORT and shall not be charged to the JOINT P&L. The Coulter Medical Science Liaisons shall be responsible for providing support for site initiations and assisting SB field representatives with issues related to the radioactive components of PRODUCT. Such support shall include, but not be limited to, working with nuclear medicine department personnel, radiation safety officers, radiopharmacists, and state radiation regulatory personnel. Coulter Medical Science Liaisons shall work closely with SB field personnel to coordinate the prioritization of the foregoing Coulter promotional efforts.

                                    (c)      During any Co-Promotion Year, each
Party shall use its good faith efforts to deliver at least [*] of the number of FTEs of SALES EFFORT to be provided by such Party during each Co-Promotion Year as determined by the JCC ("Minimum Sales Effort"). During any Co-Promotion Year in which a Party fails to deliver its Minimum Sales Effort, such Party shall pay the other Party [*] for each FTE (or the pro rata portion thereof for each part
FTE) for which it falls short of the Minimum Sales Effort. By way of illustration, if the number of FTEs of SALES EFFORT to be provided by a Party during a Co-Promotion Year as determined by the JCC was [*] and the number of FTEs of SALES EFFORT actually provided was [*], such Party would owe the other Party a payment of [*], such payment determined according to the following:

                                             (i)      the Minimum Sales Effort
to be delivered by the Party during such Co-Promotion Year would be [*] FTEs, (i.e., [*] multiplied by [*] equals [*]); and

                                             (ii)     Minimum Sales Effort ([*]
FTEs) minus actual SALES EFFORT ([*] FTEs) equals [*] FTE. [*] FTE multiplied by [*] equals U.S. [*]."

         - Section 7.1.12 - This Section shall be deleted in its entirety and replaced with the following:

                  "7.1.12           CO-PROMOTION EXPENSES.

                           (a)      PRE-LAUNCH. Prior to commercial launch of
PRODUCT in TERRITORY A, each Party will be allowed to allocate to the JOINT P&L calculated under Section 7.1.14 only OUT-OF-POCKET COSTS which are SALES COSTS, MARKETING COSTS, PATENT COSTS, TRADEMARK COSTS or OTHER OPERATING INCOME/EXPENSE, all subject to the prior approval of the JCC or in accordance with the then current JOINT MARKETING PLAN. In no event shall Coulter be permitted to allocate to the JOINT P&L any SALES EFFORT expenses for any personnel employed on a full-time or part-time basis by Coulter during the period preceding the commercial launch of PRODUCT in TERRITORY A."

                           (b)      POST-LAUNCH. After the commercial launch of
PRODUCT in TERRITORY A, those expenses outlined in Exhibit B-1 shall be allocated to the JOINT P&L calculated under Section 7.1.14, except as may otherwise be provided in Section 7.1.6(a) or Section 7.1.12(a)"

         - Section 7.1.16(a) - The following sentence shall be added to the end of this Section:

                           "        The travel and subsistence expenses incurred
by the Parties' attendees at such sales training sessions shall be borne directly by the Parties and are excluded from the calculation of the JOINT P&L outlined in Section 7.1.14."

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[*] Confidential treatment requested.

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         -     Section 7.1.16(b) - The following sentence shall be added to the end of this Section:

                           "        The travel and subsistence expenses incurred
by the Parties' attendees during the development and/or delivery of PRODUCT-specific training program shall be borne directly by the Parties and are excluded from the calculation of the JOINT P&L outlined in Section 7.1.14."

         - All other terms and conditions of the Agreement shall remain in full force and effect.

         If Coulter and Corixa agree with the terms and conditions of this Letter, please have an appropriate representative of each of Coulter and Corixa sign and date the enclosed duplicate of this Letter as indicated below and return it to GSK.

                                 Very truly yours,
                                 SMITHKLINE BEECHAM CORPORATION
                                 (a GlaxoSmithKline Company)

                                 By:         /s/ Donald L. Parman
                                    --------------------------------------------

                                 Title:      Vice President and Secretary

                                 Date:       May 19, 2003

AGREED TO AND ACCEPTED:
CORIXA CORPORATION

By:               /s/ Steve Gillis
   --------------------------------------------------

Title:            Chairman and CEO

Date:             May 22, 2003

COULTER PHARMACEUTICAL, INC.

By:               /s/ Steve Gillis
   ------------------------------------------

Title:            President

Date:             May 22, 2003

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